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Writer's Direct Dial: (212) 225-2980

                                                June 1, 1998

American Express Company
American Express Company Capital Trust I
American Express Company Capital Trust II

c/o American Express Company
World Financial Center
200 Vesey Street
New York, NY  10285

Ladies and Gentlemen:

        We have acted as special tax counsel to American Express Company, a New York corporation (the "Company"), American Express Company Capital Trust I and American Express Company Capital Trust Company II, each a statutory business trust formed under the laws of the State of Delaware (and, together, the "Trusts"), in connection with preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 dated the date hereof (the "Registration Statement") relating to $500,000,000 in aggregate principal amount of Junior Subordinated Debentures of the Company (the "Junior Subordinated Debentures"), $500,000,000 in aggregate liquidation amount of capital securities of the Trusts guaranteed by the Company (the "Capital Securities") and the guarantees with respect to the Capital Securities (the "Guarantees") to be executed and delivered by the Corporation for the benefit of the holders from time to time of the Capital Securities.

        In arriving at the opinions expressed below we have examined an executed copy of the Registration Statement dated the date hereof, which you have provided us, as well as the forms of (i) the Amended and Restated Trust Agreement of each of the Trusts (the "Trust

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Agreement"), (ii) the Indenture relating to the issuance of the Junior
Subordinated Debentures (the "Indenture") and (iii) the Guarantee Agreement relating to the Guarantees, each of which is filed as an exhibit to the Registration Statement. We have also examined such other documents relating to the issuance of the Junior subordinated Debentures, the Capital Securities and the Guarantees described in the prospectus and prospectus supplement which form a part of the Registration Statement (the Trust Agreement, the Indenture, the Guarantee and such other documents being referred to herein as the "Operative Documents"). In addition, we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

        Subject to the assumptions, qualifications, and conditions set forth herein and in the discussion set forth in the Registration Statement under the caption "U.S. Federal Income Tax Consequences" and accuracy of certain representations of the Company and the Trusts it is our opinion that:

        1. Under current law and assuming the performance of the Operative Documents in accordance with the terms described therein, the Junior Subordinated Debentures will be treated for United States federal income tax purposes as indebtedness of the Company.

        2. Under current law and assuming the performance of the Operative Documents in accordance with the terms described therein, the Trusts will be treated for United States federal income tax purposes as grantor trusts and not as associations taxable as a corporations.

        Our opinion is based on the U.S. Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. In rendering this opinion, we are expressing our views only as to the federal income tax laws of the United States of America.

        We are furnishing this letter to you solely for your benefit in connection with the offering of the Capital Securities. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name under the headings "U.S. Federal Income Tax Consequences" and "Validity of Securities" in the Registration Statement. By giving such consent, we do not admit that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.
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                                        Very truly yours,

                                        CLEARY, GOTTLIEB, STEEN & HAMILTON


                                        By /s/ Erika W. Nijenhuis
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                                               Erika W. Nijenhuis, a Partner